UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 8, 2015
___________________

HARVARD BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33957	04-3306140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (508) 893-8999

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On January 8, 2015, Harvard Bioscience, Inc. (the “Company”),  issued a press release announcing that it completed the acquisition of all of the operations of HEKA Electronik, a privately held biomedical instrumentation and software business with headquarters in Germany (“HEKA”) for a total of approximately $6_million  in cash.  Included in the acquisition of HEKA were: HEKA Electronik Dr. Schulze GmbH, based in Lambrecht, Germany (“HEKA Germany”); HEKA Electronics Incorporated, based in Chester, Nova Scotia, Canada (“HEKA Canada”); and HEKA Instruments Incorporated, based in Bellmore, New York (“HEKA US”).  The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

HEKA Germany

To consummate the acquisition of HEKA Germany, on January 8, 2015, Multi Channel Systems MCS GmbH, a German company with limited liability and a wholly owned subsidiary of the Company (“MCS”), entered into a Share Purchase Agreement (the “HEKA Germany Purchase Agreement”) with Dr. Peter Schulze GmbH & Co. KG, a German company with limited liability (“HEKA Germany Seller”), pursuant to which MCS agreed to acquire all of the outstanding shares of HEKA Germany from the HEKA Germany Seller.  The closing of the acquisition of HEKA Germany occurred simultaneously with the signing of the HEKA Germany Purchase Agreement.  The initial estimated purchase price for the purchase of HEKA Germany consisted of approximately €2.2 million in cash.

The HEKA Germany Purchase Agreement contains customary representations, warranties and indemnification provisions, as well as a customary post-closing adjustment to the estimated purchase price based on reviews of the closing calculations of financial liabilities, cash and working capital.  In addition, the HEKA Germany Purchase Agreement contains non-competition provisions pursuant to which the HEKA Germany Seller and its principal, Dr. Peter Schulze, agreed that they would not directly or indirectly engage in the current business of HEKA Germany existing as of closing date of the transaction, for a period of two years following the closing date of the transaction.

The preceding description of the HEKA Germany Purchase Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by the HEKA Germany Purchase Agreement, which is filed herewith as Exhibit 2.1.

HEKA Canada and HEKA US

To consummate the acquisition of HEKA Canada and its wholly owned subsidiary, HEKA US, on January 8, 2015, Ealing Scientific Limited, a Canadian limited liability company and a wholly owned subsidiary of the Company (“Ealing”), entered into a Share Purchase Agreement (the “HEKA Canada Purchase Agreement”) with Dr. Peter Schulze (“HEKA Canada Seller”), pursuant to which Ealing agreed to acquire all of the outstanding shares of HEKA Canada from the HEKA Canada Seller.  The closing of the acquisition of HEKA Canada and HEKA US occurred simultaneously with the signing of the HEKA Canada Purchase Agreement.  The initial estimated purchase price for the purchase of HEKA Canada and HEKA US consisted of approximately €2.8 million, which was paid in cash in Canadian dollars.

The HEKA Canada Purchase Agreement contains customary representations, warranties and indemnification provisions, as well as a customary post-closing adjustment to the estimated purchase price based on reviews of the closing calculations of financial liabilities, cash and working capital.  In addition, the HEKA Canada Purchase Agreement contains non-competition provisions pursuant to which the HEKA Canada Seller agreed that it would not directly or indirectly engage in the current business of HEKA Canada existing as of closing date of the transaction, for a period of two years following the closing date of the transaction.

The preceding description of the HEKA Canada Purchase Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by the HEKA Canada Purchase Agreement, which is filed herewith as Exhibit 2.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
2.1	Share Purchase Agreement, dated January 8, 2015, by and between Multi Channel Systems MCS GmbH, as Buyer, and Dr. Peter Schulze GmbH & Co. KG, as Seller*
2.2	Share Purchase Agreement, dated January 8, 2015, by and between Ealing Scientific Limited, as Buyer, and Dr. Peter Schulze, as Seller*
99.1	Press Release issued by Harvard Bioscience, Inc. on January 8, 2015

* The Company has omitted the schedules, exhibits and annexes to this agreement pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the SEC copies of any of the omitted schedules and exhibits upon request.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC.
(Registrant)
January 9, 2015	/s/ ROBERT GAGNON
(Date)	Robert Gagnon Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Title
2.1	Share Purchase Agreement, dated January 8, 2015, by and between Multi Channel Systems MCS GmbH, as Buyer, and Dr. Peter Schulze GmbH & Co. KG, as Seller*
2.2	Share Purchase Agreement, dated January 8, 2015, by and between Ealing Scientific Limited, as Buyer, and Dr. Peter Schulze, as Seller*
99.1	Press Release issued by Harvard Bioscience, Inc. on January 8, 2015

* The Company has omitted the schedules, exhibits and annexes to this agreement pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the SEC copies of any of the omitted schedules and exhibits upon request.